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                                                                   Exhibit 10.3



                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                           Dated as of March 29, 1999

                                     among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as Lenders,

                           FLEET CAPITAL CORPORATION,
                                   as Agent,

                             INTEGRA NEUROCARE LLC
                      AND THE OTHER PERSONS NAMED HEREIN,
                                  as Borrowers

                                      and

                             INTEGRA NEUROCARE LLC,
                               as Borrowing Agent


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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of the 29th day of March, 1999, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One North Franklin Street, Suite 3600, Chicago, Illinois 60606, individually as a lender hereunder and in its capacity as agent (in such capacity, the "Agent") for itself and any other financial institution that is or becomes a lender hereunder (Fleet, in its individual capacity as a lender, and each such other financial institution are sometimes referred to herein individually as a "Lender" and collectively as the "Lenders"); INTEGRA NEUROCARE LLC ("Integra"), a Delaware limited liability company, REDMOND NEUROCARE LLC ("Redmond"), a Delaware limited liability company, HEYER-SCHULTE NEUROCARE, INC. ("Neurocare Inc."), a Delaware corporation, and CAMINO NEUROCARE, INC. ("Camino"), a Delaware corporation (Integra, Redmond, Neurocare Inc. and Camino are sometimes referred to herein individually as a "Borrower" and collectively as "Borrowers"), and Integra, in its capacity as borrowing agent (in such capacity, "Borrowing Agent") for itself and the other Borrowers; and, solely for purposes of Section 1A.1, HEYER-SCHULTE NEUROCARE, L.P., ("Neurocare L.P."), a Delaware limited partnership, and NEURO NAVIGATIONAL, L.L.C. ("Navigational"), a Delaware limited liability company (Neurocare L.P. and Navigational are sometimes referred to herein individually as an "Assigning Seller" and collectively as "Assigning Sellers"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.


                              W I T N E S S E T H:

         WHEREAS, the Assigning Sellers, Neurocare Inc., Camino and Fleet have previously entered into that certain Loan and Security Agreement dated as of January 8, 1998 (such Loan and Security Agreement, without giving effect to the amendment and restatement thereof contemplated hereby, being hereinafter referred to as the "Original Loan Agreement");

         WHEREAS, pursuant to the "Integra Acquisition Documents" (as hereinafter defined), (i) Integra has acquired all of the issued and outstanding capital stock of Camino and Neurocare Inc.; (ii) Integra and Redmond, respectively, have acquired substantially all of the assets of the Assigning Sellers; (iii) Integra and Redmond have assumed on a joint and several basis certain obligations and liabilities of the Assigning Sellers, including, without limitation, all of the Assigning Sellers' "Original Obligations" (as hereinafter defined); and (iv) the Assigning Sellers have assigned to Integra and Redmond on a joint and several basis certain rights and remedies of Assigning Sellers, including, without limitation, all of the rights and remedies of the Assigning Sellers under the Original Loan Agreement;

         WHEREAS, in connection with respective transactions contemplated by the Integra Acquisition Documents, upon the terms and subject to the conditions set forth herein, Borrowers, Borrowing Agent, Lenders, Agent and, solely for purposes of Section 1A.1, Assigning Sellers, have agreed to enter into this Agreement, in order, among other things, to (i) amend and restate the Original Loan Agreement in its entirety; (ii) join Integra and Redmond as parties thereunder; (iii) re-evidence, ratify and confirm the joint and several Obligations of Borrowers outstanding on the date hereof under the Original Loan Agreement, which Obligations shall be repayable hereafter in accordance with the respective terms and provisions hereof; (iv) release the Assigning Sellers from their respective obligations and liabilities thereunder; and (iv) set forth the terms and conditions under which Lenders will from time to time hereafter make further loans and extensions of credit to or for the account of the respective Borrowers; and

         WHEREAS, it is the intention of Borrowers, Borrowing Agent, Lenders, Agent and Assigning Sellers that this Agreement not constitute a novation;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowing Agent, Borrowers, Agent, Lenders and Assigning Sellers agree as follows:

              SECTION 1A. ASSIGNMENT AND ASSUMPTION; AMENDMENT AND
                    RESTATEMENT OF ORIGINAL LOAN AGREEMENT.

1A.1     ASSIGNMENT BY ASSIGNING SELLERS AND ASSUMPTION BY INTEGRA AND REDMOND.

         Effective as of the Amendment Effective Date, (a) each of the Assigning Sellers hereby assigns and delegates to Integra and Redmond on a joint and several basis all of such Assigning Seller's respective rights, remedies, duties and other Obligations under the Original Loan Agreement and each of the other Loan Documents in its capacity as a debtor, obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor and all other similar capacities, if any, in which such Assigning Seller incurred Obligations under the Original Loan Agreement and the other Loan Documents and granted Liens to Agent or any Lender on any of such Assigning Seller's real or personal property; (b) Integra and Redmond hereby accept such assignment and delegation and hereby assume on a joint and several basis all of such duties and other Obligations; (c) subject to the terms and conditions of this Agreement, Agent and each of the Lenders hereby
(v) acknowledge and consent to the foregoing assignment, delegation and assumption; (w) acknowledge and agree that each of Integra and Redmond shall have the same rights, benefits and obligations in its capacity as a Borrower under this Agreement and the other Loan Documents as if it were the original debtor, obligor, grantor, mortgagor, pledgor, guarantor or indemnitor, as the case may be, thereunder; (x) represent to each of Integra and Redmond that, to their knowledge, as of the Amendment Effective Date, no Event of Default has occurred and is continuing; (y) acknowledge and agree that none of the Assigning Sellers, Saba Medical Group, L.P., Saba Medical Management Co., Inc., Continental Illinois Venture Corporation, John R. Willis, Avy H. Stein, Daniel
G. Helle, Marcus D. Wedner, Roderick, G. Johnson, Pamela S. Johnson as custodian for Brittany A.S. Johnson, Pamela S. Johnson as custodian for Kathryn E.S. Johnson and Randolph Street Partners shall have any further obligation or liability under the Original Loan Agreement or any of the other Loan Documents (as defined therein) and (z) acknowledge and agree that the "Excluded Assets", including the "Purchase Price" (as such terms are defined in the Integra Asset Purchase Agreement) and other amounts payable to the

Assigning Sellers, are released from the Lien of the Original Loan Agreement and the other Loan Documents (as defined therein) and that, as soon as reasonably practicable hereafter, the Agent shall execute and file UCC partial release statements evidencing such release, and hereafter shall at the sole cost and expense of the Assigning Sellers promptly take such other actions as are reasonably requested by the Assigning Sellers to give effect to or carry out the intent of this clause (z).

1A.2     AMENDMENT AND RESTATEMENT OF ORIGINAL LOAN AGREEMENT; NO NOVATION.

         (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective Borrowers set forth herein and in the other Loan Documents, effective as of the date hereof, the Original Loan Agreement is hereby amended and restated in its entirety and, from and after the date hereof, all references herein to "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Original Loan Agreement, as amended hereby.

         (b) It is expressly understood and agreed by each of the parties hereto that (i) the Obligations (as such term is defined herein) include all "Obligations" (as defined in the Original Loan Agreement) owing on the date hereof (the "Original Obligations"), (ii) the Original Obligations shall be payable hereafter in accordance with the respective terms and provisions hereof and (iii) that this Agreement (x) merely re-evidences, ratifies and confirms the Original Obligations and (y) is in no way intended and shall not be deemed or construed to constitute a novation of the Original Loan Agreement.

                          SECTION 1. CREDIT FACILITIES

1.1      Revolving Credit Loans.

                  (a) Loans. Each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowing Agent in the manner set forth in subsection 3.1(a) hereof, up to a maximum principal amount at any time outstanding equal to the lesser at such time of (i) such Lender's Revolving Loan Commitment and (ii) the product of such Lender's Revolving Loan Percentage multiplied by the Borrowing Base, minus, in the case of both clauses (i) and (ii) above, (x) such Lender's Revolving Loan Percentage of the LC Amount and (y) such Lender's Revolving Loan Percentage of any Reserves. Agent shall have the right to establish reserves in such amounts as Agent shall reasonably deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1(a) with respect to (i) sums chargeable against the Loan Account as Revolving Credit Loans under any section of this Agreement; and (ii) amounts owing by any Borrower to any other Person to the extent secured by a Lien on, or trust over, any Collateral deemed eligible under the definition of the term Borrowing Base (collectively, "Reserves").

         If Borrowing Agent requests that Lenders make, or permit to remain outstanding, Revolving Credit Loans in an aggregate amount in excess of the Borrowing Base less the

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amounts described in clauses (x) and (y) above (such Revolving Credit Loans in excess of the Borrowing Base less the amounts described in clauses (x) and (y) above being referred to as "Excess Revolving Credit Loans"), (i) Agent may in its discretion elect to cause all Lenders, and all Lenders agree, to make, or permit to remain outstanding, Excess Revolving Credit Loans in an aggregate amount not exceeding at any time $500,000 and (ii) Majority Lenders may in their discretion elect to cause all Lenders, and all Lenders agree, to make, or permit to remain outstanding, Excess Revolving Credit Loans in an aggregate amount not exceeding at any time $1,000,000, provided that neither Agent nor Majority Lenders may cause Lenders to make, or permit to remain outstanding, aggregate Revolving Credit Loans in excess of the Revolving Loan Commitment. Excess Revolving Credit Loans may not remain outstanding for more than ninety (90) days during any one hundred eighty (180) day period.

                  (b) Use of Proceeds. The Revolving Credit Loans shall be used solely (i) to pay costs and expenses of Borrowers incurred in connection with the transactions contemplated by the Integra Acquisition Documents and (ii) for Borrowers' working capital requirements and other general corporate purposes, in each case in a manner consistent with the provisions of this Agreement and all applicable laws.

1.2      Term Loans.

         Each Lender agrees to maintain outstanding hereunder a portion of the aggregate principal amount of the "Term Loans" outstanding on the date hereof under the Original Loan Agreement in an amount equal to such Lender's Term Loan Percentage multiplied by $11,000,000. The Term Loans shall be repayable in accordance with the terms of the Term Notes and shall be secured by all of the Collateral. The proceeds of the Term Loans shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

1.3      Letters of Credit; LC Guaranties.

         Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrowers, to (i) issue its, or cause to be issued by an Affiliate of Agent, Letters of Credit for the account of any Borrower or (ii) execute LC Guaranties by which Agent or an Affiliate of Agent shall guaranty the payment and performance by any Borrower of its reimbursement obligations with respect to Letters of Credit and letters of credit issued for a Borrower's account by other Persons in support of such or any other Borrower's obligations (other than obligations for the repayment of Money Borrowed), provided, that the LC Amount at any time shall not exceed $250,000. No Letter of Credit or LC Guarantee may have an expiration date that occurs within 60 days immediately prior to the last day of the Term. No documentary Letter of Credit or LC Guarantee covering a documentary Letter of Credit shall have an expiration date that occurs more than 180 days after the date of issuance thereof. No standby Letter of Credit shall have an expiration date more than one year after the date of issuance thereof but may be subject to annual renewal. Each Lender shall be deemed to have purchased a participation in each Letter of Credit or LC Guaranty issued on behalf of any Borrower in an amount equal to such Lender's Aggregate Percentage thereof. Any amounts paid by Agent or any Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Revolving Credit Portions.

                      SECTION 2. INTEREST, FEES AND CHARGES

2.1      Interest

                  (a) Rates of Interest. Interest shall accrue on the principal amount of the Base Rate Revolving Credit Portion and the Base Rate Term Portion outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin plus the Base Rate. The foregoing rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrowers properly exercise the LIBOR Option as provided in Section 2.3, interest shall accrue on the principal amount of the LIBOR Revolving Credit Portions and the LIBOR Term Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin plus the LIBOR Rate applicable to each LIBOR Portion for the corresponding LIBOR Period.

                  (b) Default Rate of Interest Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or Majority Lenders, the principal amount of all Loans and all other amounts which are then due and payable shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate").

                  (c) Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Term Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

2.2      Computation of Interest and Fees.

         Interest, Letter of Credit and LC Guaranty fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder and under the Term Notes, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) one Business Day after receipt by Agent of such items in Agent's account located in Chicago, Illinois.

2.3      LIBOR Option.

                  (a) Upon the conditions that: (1) Agent shall have received a LIBOR Request from Borrowing Agent at least 3 Business Days prior to the first day of the LIBOR Period requested, (2) there shall have occurred no change in applicable law which would make it unlawful for any Lender to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market, (3) as of the date of the LIBOR Request and the first day of the

LIBOR Period, there shall exist no Default or Event of Default, (4) Agent is able to determine the LIBOR Rate in respect of the requested LIBOR Period, (5) each Lender is able to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBOR Period, and (6) as of the first date of the LIBOR Period, there are no more than five outstanding LIBOR Portions including the LIBOR Portion being requested; then interest on the LIBOR Portion requested during the LIBOR Period requested will be based on the applicable LIBOR Rate.

                  (b) Each LIBOR Request shall be irrevocable and binding on the Borrowers. Borrowers shall indemnify jointly and severally each Lender for any loss, penalty or expense incurred by such Lender due to failure on the part of Borrowers to fulfill, on or before the date specified in any LIBOR Request, the applicable conditions set forth in this Agreement or due to the prepayment of the applicable LIBOR Portion prior to the last day of the applicable LIBOR Period, including, without limitation, any loss (excluding loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by any Lender to fund or maintain the requested LIBOR Portion.

                  (c) If any Legal Requirement shall (1) make it unlawful for any Lender to fund through the purchase of U.S. dollar deposits any LIBOR Portion or otherwise give effect to its obligations as contemplated under this
Section 2.3, or (2) shall impose on any Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of such Lender which includes any LIBOR Portion or (3) shall impose on any Lender any restrictions on the amount of such a category of liabilities or assets which such Lender may hold, then, in each such case, such Lender may, by notice thereof to Borrowing Agent, terminate the LIBOR Option. Any LIBOR Portion subject thereto shall immediately bear interest thereafter at the rate and in the manner provided for Base Rate Portions pursuant to subsection 2.1(a). Borrowers shall indemnify jointly and severally each Lender against any loss (excluding loss of anticipated profits), penalty or expense incurred by such Lender due to liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Portion that is terminated hereunder.

                  (d) Each Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Portions free and clear of, and without deduction for, any Taxes. If (1) any Lender shall be subject to any Tax in respect of any LIBOR Portion or any part thereof or, (2) any Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Portion shall be adjusted by Agent on behalf of the affected Lender to reflect all additional costs incurred by such Lender in connection with the payment by such Lender or the withholding by any Borrower of such Tax and Borrowing Agent shall provide Agent and such Lender with a statement detailing the amount of any such Tax actually paid by any Borrower. Determination by Agent on behalf of a Lender of the amount of such costs shall, in the absence of manifest error, be conclusive. If after any such adjustment any part of any Tax paid by any Lender is subsequently recovered by such Lender, such Lender shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of such

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Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive.

2.4      Agent Fees.

         Borrowers shall pay to Agent, for the respective accounts of Fleet and Agent, certain fees in the amounts and at the times, in each case as set forth in the Fee Letter.

2.5      Letter of Credit and LC Guaranty Fees.

         Borrowers shall pay to Agent for the ratable benefit of Lenders:

                  (a) for standby Letters of Credit and LC Guaranties of standby Letters of Credit, 2.50% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof; and

                  (b) for documentary Letters of Credit and LC Guaranties of documentary Letters of Credit, a fee equal to 2.50% per annum of the face amount of each such Letter of Credit or LC Guaranty, plus the normal and customary charges associated with the issuance thereof.

         All of the foregoing Letter of Credit and LC Guaranty fees shall be payable monthly in arrears on the first day of each calendar month hereafter.

2.6      Unused Line Fee.

         Borrowers shall pay to Agent for the ratable benefit of Lenders having a Revolving Loan Commitment monthly in arrears on the first day of each calendar month hereafter a fee equal to 1/2 of 1.0% per annum of the average daily amount determined for such month by which $4,000,000 exceeds the sum of the outstanding principal balance of the Revolving Credit Loans plus the LC Amount.

2.7      Capital Adequacy.

         If any Lender shall have determined that the adoption after the date of this Agreement of any law, rule or regulation regarding capital adequacy, or any change after the date of this Agreement therein or in the interpretation or application thereof or compliance by any Lender with any request or directive after the date of this Agreement regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to Agent and Borrowers of a written demand therefor, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method.

2.8      Audit and Appraisal Fees.

         Borrowers shall pay to Agent fees in connection with periodic visits to the places of business of the respective Borrowers to perform financial and collateral analysis an amount equal to $250 per day for each Person employed to perform each such analysis plus all out-of-pocket expenses incurred by Agent, provided, that, if an Event of Default exists, Borrowers shall also pay all out-of-pocket expenses of each Lender in connection with any such visits by such Lender. Audit fees shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowing Agent.

2.9      Reimbursement of Expenses.

         If, at any time or times regardless of whether or not an Event of Default then exists, Agent, and, if an Event of Default exists, any Lender or any Participating Lender, incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower, any Guarantor or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs; provided, that Borrowers shall have no obligation to Agent or any Lender pursuant to this clause (iii) with respect to any such expenses incurred as a result of the gross negligence or wilful misconduct of such Person as determined by a court of competent jurisdiction in a final judgment no longer subject to appeal; (iv) any attempt to enforce any rights of Agent, any Lender or any Participating Lender against any Borrower, any Guarantor or any other Person which may be obligated to any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent, and, if an Event of Default exists, any Lender or any Participating Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.9 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent for distribution, if applicable, to the applicable Lender or Participating Lender, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Revolving Credit Portions from time to time. Borrowers shall also reimburse Agent and each Lender for expenses incurred by Agent or such Lender in its administration of the Collateral to the extent and in the manner provided in Section 5 hereof.

2.10     Bank Charges.

         Borrowers shall pay to Agent, on demand, for distribution to the applicable Lenders any and all fees, costs or expenses which any Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by any Lender to any other Lender or any Participating Lender) arising out of or in connection with (i) the forwarding to Borrowing Agent, any Borrower or any other Person on behalf of Borrowing Agent or any Borrower, by any Lender or any Participating Lender, of proceeds of the Loans or other extensions of credit made by any Lender to any Borrower pursuant to this Agreement and (ii) the depositing for collection, by any Lender or any Participating Lender, of any check or item of payment received or delivered to such Lender or such Participating Lender on account of the Obligations.

2.11     Payment of Charges

         All amounts chargeable to Borrowers under subsections 2.3(b), (c) and
(d) and Sections 2.7, 2.9 and 2.10 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date of such demand until paid in full at the rate applicable to Base Rate Revolving Credit Portions from time to time.

                         SECTION 3. LOAN ADMINISTRATION

3.1      Manner of Borrowing Revolving Credit Loans

         Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

                  (a) Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrowing Agent shall give Agent notice of any Borrower's intention to borrow, in which notice the Borrowing Agent shall specify the amount of the proposed borrowing (which shall be no less than $100,000 in the case of Base Rate Portions and $500,000 or a multiple of $100,000 in excess thereof in the case of LIBOR Portions) and the proposed borrowing date, no later than 11:00 a.m. Chicago, Illinois, time on the proposed borrowing date (or in accordance with Section 2.3 hereof in the case of a request for a LIBOR Portion), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or under the Term Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

                  (b) Disbursement. The Borrowing Agent and each of the Borrowers hereby irrevocably authorize and direct Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1(b) as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1(a)(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowing Agent, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowing Agent and Agent from time to time or elsewhere if pursuant to a written direction from the Borrowing Agent; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1(a)(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.


                  (c) Payment by Lenders. Agent shall give to each Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from Borrowing Agent of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Lender shall, not later than 12:00 noon (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent in its sole discretion, may from its own funds, make a Revolving Credit Loan on behalf of any Lender hereto. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent for its own account.

                  (d) Authorization. Each of the Borrowers hereby irrevocably authorizes and directs Agent to advance to Borrowers, and to charge to the Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrowers to Agent and any Lender hereunder.

                  (e) Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Borrowing Agent may give Agent a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. Chicago, Illinois time, one Business Day before the proposed issuance date thereof, in which notice Borrowing Agent shall specify the proposed issuer and issuance date; provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required corporate resolutions.

                  (f) Method of Making Requests. As an accommodation to Borrowing Agent and Borrowers, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic requests for Revolving Credit Loans to Agent, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to such Persons and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless Borrowing Agent or any

Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrowing Agent and/or such Borrower, Agent shall have no liability to such or any other Person for any loss or damage suffered by such Person as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by such Person and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent hereunder shall be promptly followed by a written confirmation of such request from the Borrowing Agent to Agent.

3.2      Payments.

         Except where evidenced by notes or other instruments issued or made by Borrowers to Agent or any Lender and accepted by such Person specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  (a) Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers to Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the occurrence of an Event of Default in consequence of which Agent elects, pursuant to Section 3.4(b), to require Borrowers to maintain a Dominion Account, the receipt by Agent or any Borrower of any proceeds of any of the Collateral, to the extent of such proceeds; (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof. Notwithstanding the foregoing, if an Overadvance shall exist at any time, Borrowers shall upon Agent's demand therefor repay such Overadvance.

                  (b) Interest. Interest accrued on Base Rate Portions and LIBOR Portions shall in each case be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to
Section 4 hereof.

                  (c) Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in
Section 2 hereof, to Agent or to any other Person designated by Agent in writing.

                  (d) Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Agent as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

3.3      Prepayments.

                  (a) Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. If any Borrower sells any of such Borrower's Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall pay to Agent for the ratable benefit of Lenders as and when received by or for the account of any Borrower and as a mandatory prepayment of the Term Loans, as herein provided, a sum equal to the proceeds (including insurance payments) from such sale, loss, destruction or condemnation, provided, that no such mandatory prepayment shall be required to the extent the proceeds of any such sales, losses, destructions or condemnations do not exceed $100,000 in the aggregate for all Borrowers combined in any fiscal year of the Consolidated Entity. To the extent that the Collateral so sold, lost, destroyed or condemned consists of Equipment or real Property of any Borrower, the applicable prepayment shall be applied, first, to the installments of principal under the Term Notes, ratably, in the inverse order of their maturities until paid in full and, second, to reduce the outstanding principal balance of the Revolving Credit Loans. To the extent that the Collateral so sold, lost, destroyed or condemned consists of Accounts, Inventory or other Property of any Borrower (other than such Borrower's Equipment or real Property), the applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans. Notwithstanding the foregoing, if the proceeds of insurance with respect to any loss or destruction of Equipment, Inventory or real Property of all Borrowers combined (i) are less than $250,000, unless an Event of Default is then in existence, Agent shall remit such proceeds to Borrowing Agent for use in replacing or repairing the damaged Collateral or (ii) are equal to or greater than $250,000 and Borrowing Agent has requested that Agent agree to permit the applicable Borrower or Borrowers to repair or replace the damaged Collateral, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans until the earlier of Agent's decision with respect thereto or the expiration of 30 days from such request. If Agent agrees, in its reasonable judgment, to permit such repair or replacement under the foregoing clause (ii), such amount shall, unless an Event of Default is in existence, be remitted to Borrowing Agent for use in replacing or repairing the damaged Collateral; if Agent declines to permit such repair or replacement or does not respond to Borrowing Agent within such 30 day period, such amount shall be applied, first, to the installments of principal under the Term Notes, ratably, in the inverse order of their maturities until paid in full and, second, to reduce the outstanding principal balance of the Revolving Credit Loans.

                  (b) Excess Cash Flow Recapture. Borrowers shall prepay the Term Notes in amounts equal to Excess Cash Flow with respect to each fiscal year of the Consolidated Entity during the Term hereof, such prepayments to be based upon, and made within 2 Business Days following the due date for delivery by Borrowers to Agent of, the annual financial statements required by subsection 7.1(c)(i) hereof and each such prepayment shall be applied to the installments of principal under the Term Notes, on a pro rata basis to each such installment until paid in full; provided, that, notwithstanding the foregoing, (i) no such prepayment of the Term Loan shall be required with respect to Excess Cash Flow for the fiscal year of the Consolidated Entity ending as of December 31, 1998; and (ii) any such prepayment with respect to Excess Cash Flow for the fiscal year of the Consolidated Entity ending as of December 31, 1999, shall be determined based on Excess Cash Flow as reflected in the audited Consolidated financial statements of the Consolidated Entity for the period commencing on the Amendment Effective Date and ending on December 31, 1999.

                  (c) Optional Prepayments. Borrowers may, at their option from time to time, prepay installments of the Term Notes, provided, that such prepayments are made ratably with respect to all Term Notes. Any such optional prepayment shall be credited against the amount of the mandatory prepayment required under subsection 3.3(b) for the fiscal year in which such optional prepayment was made. Except for charges under subsection 2.3(b) applicable to prepayments of LIBOR Term Portions and charges payable under subsection 4.2(c) in case of prepayment in full in connection with a termination, such prepayments shall be without premium or penalty.

3.4      Accounts Receivable Management.

                  (a) Post-Default Account Verification. Following the occurrence and during the continuation of an Event of Default, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter during normal business hours, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of such Borrower by mail, telephone, telegraph or otherwise. Each Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process. Agent will notify Borrowing Agent of the procedure or procedures Agent intends to use in making such verification during any period when no Default or Event of Default exists and will only use such procedures during such periods. Agent will not be obligated to notify Borrowing Agent of such Account verification, and Agent may use any method or procedure for Account verification at any time a Default of Event of Default exists.

                  (b) Dominion of Cash. Prior to the occurrence of an Event of Default, each Borrower shall maintain dominion over its cash receipts. At any time after the occurrence and during the continuance of an Event of Default, Agent may request, and each Borrower shall at all times thereafter maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Agent with such banks as may be selected by such Borrower and be acceptable to Agent. Each Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in such Borrower's lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent and each Borrower shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  (c) Collection of Accounts, Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. If at the time of receipt by any Borrower thereof a Dominion Account exists as provided in subsection 3.4(b) hereof, all remittances received by such Borrower on account of its Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property by such Borrower as trustee of an express trust for Agent's and Lender's benefit and such Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that a Borrower's Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrowers.

3.5      Application of Payments and Collections.

         All items of payment received by Agent by 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right, during any period for which an Event of Default exists, to direct the application by Agent of any and all payments and collections at any time or times hereafter received by Agent or any Lender from or on behalf of such or any other Borrower, and each Borrower does hereby irrevocably agree that, subject to subsection 3.2(a)(i), Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent, any Lender or any of their respective agents against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records. If, as the result of collections of Accounts as authorized herein, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loans, except that the Agent or Majority Lenders may, at their option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

3.6      All Loans to Constitute One Obligation; Joint and Several Liability.

         The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Agent's Lien for the ratable benefit of Agent and Lenders upon all of the Collateral. Each of the Borrowers shall be irrevocably and unconditionally jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder or the manner in which Borrowing Agent, Borrowers, Agent or any Lender accounts therefor in their respective books and records. Notwithstanding the foregoing, (a) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit or LC Guaranties issued for its account, and related fees, costs and expenses, and (b) its obligations and liabilities arising as a result of the joint and several liability of Borrowers hereunder with respect to proceeds of Loans received by, or Letters of Credit or LC Guaranties issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to Agent hereunder and under the other Loan Documents by, any Borrower shall be impaired or released by any action or inaction on Agent's or any Lender's part, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or a guarantor or surety of or for any or all of the Obligations.

3.7      Loan Account.

         Agent shall enter all Loans as debits to a loan account (the "Loan Account") and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Agent for the ratable benefit of Agent and Lenders, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

3.8      Statements of Account.

         Agent will account to Borrowing Agent monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent manifest error unless Agent is notified by Borrowing Agent in writing to the contrary within 30 days of the date each accounting is mailed to Borrowing Agent. Such notice shall only be deemed an objection to those items specifically objected to therein.

3.9      Sharing of Payments, Etc.

         If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.9 shall be made through Agent.

                         SECTION 4. TERM AND TERMINATION

4.1      Term of Agreement.

         Subject to the right of Lenders to cease making Loans to Borrowers upon or after the occurrence and during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of six years from the date hereof, through and including January 8, 2004 (the "Term"), unless terminated as provided in Section 4.2 hereof.

4.2      Termination.

                  (a) Termination by Agent. Agent may terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

                  (b) Termination by Borrowers. Upon at least 30 days' prior written notice from Borrowing Agent to Agent, Borrowers may, at their option, terminate this Agreement; provided, that, no such termination shall be effective until Borrowers have paid all then current Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Agent's satisfaction. Any notice of termination given by Borrowing Agent shall be irrevocable after 20 days unless Agent otherwise agrees in writing, and if irrevocable neither Agent nor any Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  (c) Termination Charges. At the effective date of termination of this Agreement for any reason prior to the last day of the Term, Borrowers shall pay to Agent for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) if such termination occurs on or prior to January 8, 2001, the product obtained by multiplying (x) 1% by (y) the sum of $11,000,000, plus the aggregate Revolving Loan Commitments in effect on the date on which notice of termination is given and (ii) if such termination occurs after January 8, 2001 but prior to the last day of the Term, the product obtained by multiplying (x) 1% by (y) the sum of the aggregate outstanding principal balance of the Term Loans plus the aggregate Revolving Loan Commitments, in each case on the date on which notice of termination is given. Agent and Lenders hereby acknowledge and agree that no fee shall be payable pursuant to this Section 4.2(c) as a result of the transactions contemplated by the Integra Acquisition Documents.

                  (d) Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of the respective Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all then current Obligations have been discharged or paid, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding such payment in full of all then current Obligations, Agent shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Agent could reasonably be expected to incur as a result of dishonored checks or other items of payment received by Agent from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement, executed by Borrowers jointly and severally, and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and each such Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Lender and each Lender from any such loss or damage.

                         SECTION 5. SECURITY INTERESTS

5.1      Security Interest in Collateral.

         To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent for the benefit of itself and each Lender a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                           (i) Accounts;

                           (ii) Inventory;

                           (iii) Equipment;

                           (iv) General Intangibles;

                           (v) Investment Property;

                           (vi) All monies and other Property of any kind now or
at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender;

                           (vii) All accessions to, substitutions for and all
replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                           (viii) All books and records (including, without
limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (vii) above.

5.2      Lien Perfection; Further Assurances.

         Each Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral; provided, that until the earlier to occur of
(i) 30 days' following the date on which the aggregate value of Off-Site Inventory shall exceed $750,000 and (ii) the occurrence of a Default or an Event of Default and receipt by Borrowing Agent of Agent's request therefor, Borrowers shall not be required to perfect or continue Agent's Lien on Collateral consisting of Off-Site Inventory, provided, further, that, Off-Site Inventory shall remain subject at all times to all eligibility requirements set forth in the definition of the term Eligible Inventory set forth herein for purposes of determining the eligibility of such Inventory for inclusion in the calculation of the Borrowing Base hereunder. Unless prohibited by applicable law, each Borrower hereby authorizes Agent to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

5.3      Safekeeping of Collateral.

         Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in such Person's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

6.1      General Representations and Warranties

         To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, Borrowers, jointly and severally, warrant, represent and covenant to Agent and each Lender that:

                  (a) Organization and Qualification. Each of Redmond and Integra is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each other Borrower and each of their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and each of their respective Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company or corporation, as applicable, in each state or jurisdiction listed on Schedule 6.1(a) hereto and in all other states and jurisdictions in which the failure of any such Person to be so qualified would be reasonably likely to have a Material Adverse Effect.

                  (b) Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary member or corporate action, as the case may be, and do not and will not (i) require any consent or approval of the respective members of Integra or Redmond or the respective shareholders of any other Borrower or any of each of their respective Subsidiaries; (ii) contravene the Integra Constituent Documents, the Redmond Constituent Documents or any other Borrower's or any of their respective Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower or any of their respective Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any such Subsidiary, the violation of which would be reasonably likely to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of their respective Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of their respective Subsidiaries.

                  (c) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and each of their respective Subsidiaries party thereto, enforceable against it in accordance with its respective terms.

                  (d) Capital Structure. Schedule 6.1(d) hereto states (i) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of organization and the percentage of its Voting Equity Interests owned by the relevant Borrower, (ii) the names of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all issued, outstanding and treasury shares or partnership, member or other equity interests, as the case may be, of each other Borrower and each Subsidiary of each Borrower. Each Borrower has good title to all of the shares or partnership, member or other equity interests, as the case may be, it purports to own of the capital stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares and partnership, member and other equity interests, as the case may be, have been duly issued and are fully paid and non-assessable. Except as set forth on
Schedule 6.1(d), there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares or partnership, member or other equity interests, as the case may be, of the capital stock of any Borrower or any Subsidiary of any Borrower. There are no outstanding agreements or instruments binding upon any of any Borrower's shareholders, partners or members, as applicable, relating to the ownership of its shares of capital stock or partnership, member or other equity interests, as the case may be.

                  (e) Corporate Names. No Borrower and no Subsidiary of any Borrower has been known as or used any corporate, fictitious or trade names except those listed on Schedule 6.1(e) hereto. Except as set forth on Schedule 6.1(e), during the immediately preceding 5-year period, no Borrower and no Subsidiary of any Borrower has been the surviving corporation of a merger or consolidation or has acquired all or substantially all of the assets of any Person.

                  (f) Business Locations; Agent for Process. Each Borrower's and each of their respective Subsidiaries' chief executive office and other places of business are as listed on Schedule 6.1(f) hereto. During the preceding one-year period, no Borrower and none of their respective Subsidiaries has had an office, place of business or agent for service of process other than as listed in Part I of Schedule 6.1(f). Except for (i) Inventory of any Borrower in transit, (ii) Inventory of any Borrower consisting of motor vehicles, (iii) Inventory of any Borrower from time to time located on the premises of one or more of such Borrower's customers in accordance with such Borrower's usual and customary business practices in effect on the date hereof ("Off-Site Inventory"), and (iv) Inventory of any Borrower consisting of samples from time to time in the possession of such Borrower's salespersons in the ordinary course of such Borrower's business, all Collateral is and will at all times be kept by each Borrower and each Subsidiary of each Borrower at one or more of the locations set forth in Part I of Schedule 6.1(f), as updated from time to time by Borrowers, and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, for sales of Inventory in the ordinary course of business. As of the Amendment Effective Date, the aggregate value of all Off-Site Inventory does not exceed $750,000. If the aggregate value of the Off-Site Inventory exceeds $750,000, the Borrowing Agent shall promptly notify Agent thereof and take any actions with respect thereto required pursuant to
Section 5.2. Off-Site Inventory shall at all times be at one or more of the locations set forth in Part II of Schedule 6.1(f), as updated from time to time (and, in any event, at least annually) by Borrowers. Except as shown on Part III of Schedule 6.1(f), no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person

                  (g) Title to Properties; Priority of Liens. Each Borrower and each of their respective Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                  (h) Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account reflected as an Eligible Account in the most recent borrowing base certificate submitted to Agent pursuant to subsection 7.1(d) hereof:

                           (i) It is genuine and in all respects what it
purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and
delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor and the Account Debtor is not an Affiliate of any Borrower;

                           (iii) It is for a liquidated amount maturing as
stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                           (iv) Agent's Lien thereon, is not, and will not (by
voluntary act or omission of any Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition;

                           (v) Such Account is not, and will not (by voluntary
act or omission of any Borrower) be in the future, subject to any offset, deduction, defense, dispute, counterclaim or any other adverse condition, and such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

                           (vi) No Borrower has made any agreement with the
Account Debtor thereunder for any extension, compromise, settlement or modification of such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the most recent borrowing base certificates submitted to Agent pursuant to subsection 7.1(d) hereof;

                           (vii) There are no facts, events or occurrences which
impair in any material respect the validity or enforceability of such Account or could reasonably be expected to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                           (viii) To each Borrower's knowledge, the Account
Debtor thereunder (1) had the capacity to contract at the time any contract or other document under which such Account arose was executed and (2) such Account Debtor is Solvent; and

                           (ix) To each Borrower's knowledge, there are no
proceedings or actions which are threatened or pending against any Account Debtor thereunder which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                  (i) Equipment. All of the Equipment is in good operating condition and repair.

                  (j) Financial Statements; Fiscal Year. Borrowers have previously delivered or caused to be delivered to Agent the following:

                           (i) the pro forma balance sheet of the Consolidated
Entity dated as of the Amendment Effective Date and prepared on the basis of the financial statements of the Consolidated Entity (as defined in the Original Loan Agreement) as at December 31, 1998, as adjusted to reflect the respective transactions contemplated by the Integra Acquisition Documents (the "Pro Forma"); and

                           (ii) the audited Consolidated and Consolidating
financial statements of the "Consolidated Entity" (as defined in the Original Loan Agreement) as of December 31, 1998.

         The Pro Forma and the Financial Statements have each been prepared in accordance with GAAP and present fairly in all material respects the respective financial positions of the Persons covered thereby at the dates indicated and, in the case of the Financial Statements, the results of such Persons' operations for the fiscal year then ended. Since December 31, 1998, there has been no material change in the condition, financial or otherwise, of any Borrower and no decrease in the aggregate value of Equipment and real Property owned by Borrowers or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of the Consolidated Entity ends on December 31 of each year.

                  (k) Full Disclosure. The financial statements referred to in subsection 6.1(j) hereof do not, nor does this Agreement or any other written statement of any Borrower to Agent or any Lender, contain any untrue statement of a material fact or, to any Borrower's knowledge omit a material fact necessary to make the statements contained therein or herein not misleading.

Except as set forth on Schedule 6.1(k) hereto, to each Borrower's knowledge, there are no facts which such or any other Borrower has failed to disclose to Agent in writing which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (l) Solvent Financial Condition. Each Borrower and each of their respective Subsidiaries is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

                  (m) Surety Obligations. No Borrower and none of their respective Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  (n) Taxes. The federal tax identification number of each Borrower and each Subsidiary of each Borrower is shown on Schedule 6.1(n) hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file, except where the failure to so file such tax return would not be reasonably likely to have a Material Adverse Effect, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Borrower and each of their respective Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

                  (o) Brokers. Except as set forth on Schedule 6.1(o) hereto, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                  (p) Patents, Trademarks, Copyrights and Licenses. Each Borrower and each of their respective Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others except where the failure to own or possess such property, or the existence of such conflict, would not be reasonably likely to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 6.1(p) hereto.

                  (q) Governmental Consents. Each Borrower and each of their respective Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights would not be reasonably likely to have a Material Adverse Effect.

                  (r) Compliance with Laws. Each Borrower and each of their respective Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance is not reasonably likely to have a Material Adverse Effect. Each Borrower and each of their respective Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

                  (s) Restrictions. No Borrower and none of their respective Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Borrower and none of their respective Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on
Schedule 6.1(s) hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of their respective Subsidiaries, as applicable.

                  (t) Litigation. Except as set forth on Schedule 6.1(t) hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of their respective Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of their respective Subsidiaries which, if adversely decided, could reasonably be expected to have a Material Adverse Effect. No Borrower and no Subsidiary of any Borrower is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  (u) No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. No Borrower and none of their respective Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed.

                  (v) Leases. Schedule 6.1(v) hereto is a complete listing of all capitalized leases of each Borrower and their respective Subsidiaries and
Schedule 6.1(v) hereto is a complete listing of all operating leases of each Borrower and their respective Subsidiaries. Each Borrower and each of their respective Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply would not reasonably be likely to cause a Material Adverse Effect.

                  (w) Pension Plans. Except as disclosed on Schedule 6.1(w) hereto, no Borrower and none of their respective Subsidiaries has any Plan. Except as disclosed on Schedule 6.1(w) hereto, each Borrower and each of their respective Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect. No fact or situation that could result in a material adverse change in the financial condition of any Borrower or any of their respective Subsidiaries exists in connection with any Plan. No Borrower and none of their respective Subsidiaries has any material withdrawal liability in connection with a Multiemployer Plan.

                  (x) Trade Relations. To the knowledge of any Borrower, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of their respective Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower or any of their Subsidiaries, or with any material supplier, except in each case, where the same singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and to the knowledge of any Borrower, there exist no present conditions or states of facts or circumstances which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (y) Labor Relations. Except as described on Schedule 6.1(y) hereto, no Borrower and none of their respective Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of their respective Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that would not be reasonably likely to have a Material Adverse Effect.

6.2      Continuous Nature of Representations and Warranties

         Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of the business or operations of any Borrower or any Subsidiary of any Borrower that would render the information in any exhibit attached hereto or any other Loan Document either inaccurate, incomplete or misleading, so long as Agent has consented to such changes or such changes are expressly permitted by this Agreement.

6.3      Survival of Representations and Warranties.

         All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 7. COVENANTS AND CONTINUING AGREEMENTS

7.1      Affirmative Covenants.

         During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding (other than Obligations in the nature of indemnities which survive payment in full of the Obligations, but which are not yet due and payable on the Termination Date), Borrowers covenant that, unless otherwise consented to by Majority Lenders in writing, they shall:

                  (a) Visits and Inspections. Permit representatives of Agent (at Borrowers' expense), or any Lender (at such Lender's expense unless an Event of Default exists, in which event at Borrowers' expense) from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers and each of their respective Subsidiaries, inspect, audit and make extracts from their respective books and records, and discuss with their respective officers, employees and independent accountants, the business, assets, liabilities, financial condition, business prospects and results of operations of each Borrower and each Subsidiary of each Borrower.

                  (b) Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

                  (c) Financial Statements. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with GAAP):

                           (i) not later than 90 days after the close of each
fiscal year of the Consolidated Entity, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of the Consolidated Entity as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized national standing;

                           (ii) not later than 30 days after the end of each
month hereafter (or, in the case of the last month in each fiscal quarter of the Consolidated Entity, 45 days after the end of each such month), including the last month of the Consolidated Entity's fiscal year, unaudited interim financial statements of the Consolidated Entity as of the end of such month and of the portion of the Consolidated Entity's fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Holding as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of the Consolidated Entity for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) promptly after the sending or filing thereof,
as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                           (iv) promptly after the filing thereof, copies of any
annual report to be filed with ERISA in connection with each Plan; and

                           (v) such other data and information (financial and
otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's or any of their respective Subsidiaries' financial condition or results of operations.


         Concurrently with the delivery of the financial statements described in clause (i) of this subsection 7.1(c), Borrowers shall forward to Agent a copy of the accountants' management letter to Borrowers' management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent and each Lender a certificate of the aforesaid certified public accountants certifying to Agent and Lenders that, based upon their examination of the financial statements of Borrowers and their respective Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this subsection 7.1(c), or more frequently if requested by Agent, Borrowers shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit B hereto executed by the Chief Financial Officer of the Consolidated Entity.

                  (d) Borrowing Base Certificates. On or before the 14th Business Day of each month from and after the date hereof, Borrowing Agent shall deliver to Agent with sufficient copies for each Lender, in form acceptable to Agent, a borrowing base certificate relating to each Borrower's Eligible Accounts and each Borrower's Eligible Inventory as of the last day of the immediately preceding month, with such supporting materials as Agent shall reasonably request. If requested by Agent, or if Borrowers deem it advisable, Borrowers shall execute and deliver to Agent borrowing base certificates with respect to their Eligible Accounts and Eligible Inventory more frequently than monthly, provided that Borrowers shall not be required to provide information with respect to Borrowers' Inventory more frequently than weekly.

                  (e) Landlord and Storage Agreements. Provide Agent with copies of all agreements between any Borrower or any Subsidiary of any Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

                  (f) Guarantor Financial Statements. Deliver or cause to be delivered to Agent financial statements for each Guarantor (to the extent not delivered pursuant to subsection 7.1(c) hereof) in form and substance satisfactory to Agent at such intervals and covering such time periods as Agent may request.

                  (g) Projections. No later than 30 days after the end of each fiscal year of the Consolidated Entity deliver to Agent Projections of Borrowers on a combining, consolidated and consolidating basis, for the forthcoming fiscal year, month by month.

                  (h) Insurance on Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to each Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are customary for Persons of established reputation engaged in similar business and which are reasonably satisfactory to Agent. Borrowers shall also maintain business interruption insurance in an amount not less than $4,000,000. Borrowers shall deliver certified copies of such policies to Agent with satisfactory lender's loss payable endorsements, naming Agent and Lenders as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days prior written notice to Agent in the event of cancellation of the policy for failure to pay any premium with respect thereto and not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any other reason and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of any Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any insured loss occurs and no Default then exists, the respective Borrowers shall have the right to adjust such loss and Agent will permit Borrowers to use the proceeds of insurance of such loss to repair or replace the Collateral that was damaged, destroyed or lost, provided that if any Term Loan balance then exists, any excess insurance proceeds are paid to Agent for application to the Term Loans. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of each Borrower's business interruption insurance (if any) shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans; provided that, unless a Default or an Event of Default is then in existence, the respective Borrowers may settle or adjust any claim with respect to such insurance and Agent shall remit such proceeds to Borrowers for use in the ordinary course of their respective businesses.

                  (i) Interest Rate Protection. Borrowers shall maintain in effect one or more agreements designed to provide protection against fluctuations in interest rates with one or more financial institutions reasonably acceptable to Agent with respect to at least $6,500,000 of the Term Loan, which agreement(s) shall contain such terms as are customary and are reasonably satisfactory to Agent. Agent hereby acknowledges that the Base Rate Collar Agreement dated May 14, 1998 currently in effect among Fleet, the Assigning Sellers and Camino and Neurocare Inc. satisfies the requirements of this Section 7.1(i).

                  (j) Taxes. Each Borrower shall comply in all material respects with and will cause each of its Subsidiaries to comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future; provided, that any Borrower or any Subsidiary of any Borrower may contest taxes, fees, assessments and other governmental charges in good faith by appropriate proceedings diligently prosecuted and for which appropriate reserves have been recorded in conformity with GAAP

                  (k) Equipment. Each Borrower shall make or cause to be made all necessary replacements of and repairs to such Borrower's Equipment, to the extent necessary to maintain and preserve the value and operating efficiency thereof, reasonable wear and tear excepted.

                  (l) Ineligible Accounts. Promptly notify Agent in writing if any Account with an original face amount of $75,000 or more which is reflected as an Eligible Account in the most recent borrowing base certificate submitted to Agent pursuant to subsection 7.1(d) hereof ceases for any reason to satisfy any of the criteria set forth in subsection 6.1(h) hereof.

                  (m) Additional Landlord Waivers. Deliver or cause to be delivered to Agent a landlord waiver in favor of and in form acceptable to Agent
(i) with respect to the leased premises of Integra LifeSciences (or an affiliate thereof) located at 105 Morgan Lane, Plainsboro, New Jersey 08536, not later than sixty (60) days after the Amendment Effective Date and (y) with respect to any other leased premises not set forth on Schedule 6.1(f) as of the Amendment Effective Date at which Inventory of any Borrower is stored or otherwise located from time to time thereafter, not later than the date which is the later to occur of (x) sixty (60) days after the Amendment Effective Date and (y) the date on which the lease with respect to such premises is executed and delivered by the respective lessor and lessee thereunder.

7.2      Negative Covenants.

         During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless Majority Lenders have first consented thereto in writing, they will not:

                  (a) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; or acquire, or permit any of their respective Subsidiaries to acquire, all or any substantial part of the Properties of any Person; provided, that upon not less than five (5) days prior written notice to Agent, any Borrower may merge with and into any other Borrower.

                  (b) Loans. Make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money to any Person, except for (i) salary, travel advances, employee relocations, advances against commissions and other similar advances in the ordinary course of business and (ii) loans and other advances by any Borrower to any other Borrower.

                  (c) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

                           (i) Obligations owing to Agent and Lenders under this
Agreement;

                           (ii) Indebtedness of any Borrower to any other
Borrower;

                           (iii) accounts payable to trade creditors and current
operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and such Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower or such Subsidiary and its independent accountants;

                           (iv) Obligations to pay Rentals permitted by
subsection 7.2(l);

                           (v) Permitted Purchase Money Indebtedness and
capitalized Lease Obligations not to exceed at any time, in the aggregate, the amount set forth in the definition of Permitted Purchase Money Indebtedness;

                           (vi) contingent liabilities arising out of
endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                           (vii) Indebtedness described in subsection 7.1(i);

                           (viii) obligations under the Redmond Notes, so long
as Borrowers' liability thereunder does not exceed $125,000 at any time, after giving effect to the benefit of indemnification payments provided for pursuant to the Integra Acquisition Documents; and

                           (ix) Indebtedness not included in paragraphs (i)
through (viii) above which does not exceed at any time, in the aggregate, the sum of $250,000.

                  (d) Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of any Borrower or stockholder, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary and (ii) pursuant to the Management Services Agreement, the Tax Sharing Agreement and the Distribution Agreement, respectively.

                  (e) Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i) Liens at any time granted in favor of Agent for
the benefit of itself and each Lender;

                           (ii) Liens for taxes, fees, assessments and
governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1(j) hereto, but only if in Agent's judgment such Lien does not adversely affect Agent's or Lenders' rights or the priority of Agent's Lien in the Collateral;

                           (iii) Liens arising in the ordinary course of a
Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of any Borrower or materially impair the use thereof in the operation of such Borrower's business;

                           (iv) Purchase Money Liens securing Permitted Purchase
Money Indebtedness;

                           (v) Liens securing Indebtedness of one of a
Borrower's Subsidiaries to such Borrower or another such Subsidiary;

                           (vi) Liens incurred or deposits made in the ordinary
course of business (1) in connection with worker's compensation, social security, unemployment insurance and other like laws, or (2) in connection with sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                           (vii) Title exceptions or encumbrances granted in the
ordinary course of business, affecting real property owned by any Borrower, provided that such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary course of such Borrower's business;

                           (viii) Liens arising in connection with Capitalized
Lease Obligations permitted hereunder; provided, that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Lease Obligations;

                           (ix) Liens with respect to judgments, attachments and
the like which do not constitute Events of Default hereunder;

                           (x) Liens arising from leases or subleases granted to
others which do not interfere in any material respects with the business of any Borrower;

                           (xi) such other Liens as appear on Schedule 7.2(e)
hereto; and

                           (xii) such other Liens as Agent may hereafter approve
in writing.

                  (f) Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions; provided, that:

                           (i) any Subsidiary of a Borrower may make
Distributions to such or any other Borrower; and

                           (ii) so long as before and after giving effect to
each such Distribution no Default or Event of Default shall have occurred and be continuing, any Borrower or any Subsidiary of any Borrower may make Distributions to Integra LifeSciences at the respective times and in the respective amounts required pursuant to the Tax Sharing Agreement; provided, that, (x) no such Distribution may be made in respect of the allocable share of any Borrower or any Subsidiary of any Borrower of added tax assessments determined under Step 2 of Section 2 of the Tax Sharing Agreement and (y) no less than three (3) Business Days prior to the date of any such Distribution, the Funds Administrator shall deliver to Agent a certificate of the chief financial office of the Holding setting forth in reasonable detail the calculation thereof.

                  (g) Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to all Borrowers and all of their respective Subsidiaries, exceed during any fiscal year of the Consolidated Entity, (i) with respect to the 1998 fiscal year of the Consolidated Entity, $400,000 related to the Beverly Patent

Purchase and (ii) in addition to the amount set forth in clause (i) above for the 1998 fiscal year, and for each fiscal year of the Consolidated Entity ending thereafter, $1,250,000; provided, that, notwithstanding the foregoing, Borrower's compliance with this Section 7.2(g) shall be determined without giving effect to any Capital Expenditure made after the Amendment Effective Date with Equity Contribution Proceeds constituting Unallocated Equity Contribution Proceeds at the time such Capital Expenditure was made; provided, further, that, concurrently with the making of any Capital Expenditure with Unallocated Equity Contribution Proceeds, the Borrowing Agent shall have delivered to Agent an Equity Contribution Proceeds Allocation Certificate with respect thereto.

                  (h) Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) transfers of Property to any Borrower by a Subsidiary of any Borrower, (iii) dispositions in the ordinary course of business of obsolete or worn out equipment which is replaced promptly with productive assets, (iv) dispositions consisting of involuntary losses, thefts, destructions or condemnations the proceeds of which do not exceed $500,000 in the aggregate if not covered (subject to such deductibles as Lenders shall have permitted) by insurance, for all Borrowers combined in any fiscal year of the Consolidated Entity, and (v) dispositions (other than dispositions described in the foregoing clause (iv)) the proceeds of which do not exceed $250,000 in the aggregate for all Borrowers combined in any fiscal year of the Consolidated Entity.

                  (i) Stock of Subsidiaries. Permit any of their respective Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

                  (j) Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  (k) Restricted Investment. Make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment.

                  (l) Leases. Become, or permit any of their respective Subsidiaries to become, a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which any Borrower or any of their respective Subsidiaries is then lessee would exceed (i) $750,000, during the period commencing on the Closing Date and ending on December 31, 2000, and (ii) $800,000, thereafter. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any operating lease.

                  (m) Tax Consolidation. Except pursuant to the Integra Tax Sharing Agreement, file or consent to the filing of any consolidated income tax return with any Person.

                  (n) Equipment. Permit any Equipment to become affixed to any leased real Property so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, or permit any Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

                  (o) Changes to Certain Documents. Change or amend in any way the respective terms or provisions of the Management Services Agreement, the Distribution Agreement, the Tax Sharing Agreement or any of the Integra Acquisition Documents.

7.3      Specific Financial Covenants.

         During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders in writing, they shall comply with all of the financial covenants set forth in Exhibit C hereto.

                         SECTION 8. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, neither Agent nor any Lender shall be required to make any Loan (or issue or procure the issuance of any Letter of Credit or LC Guaranty) under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

8.1      Documentation.

         Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Agent and its counsel shall reasonably require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel.

8.2      No Default.

         No Default or Event of Default shall exist.

8.3      Other Conditions.

         Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

8.4      No Litigation.

         No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

8.5      Payment of Certain Fees.

         Agent shall have received in immediately available funds for the account of Agent or Fleet, as the case may be, all amounts payable by Borrowers on the Amendment Effective Date pursuant to the Fee Letter.

8.6      Repayment of Original Obligations.

         Agent shall have received in immediately available funds for application to the outstanding principal balance of the Term Loan under the Original Credit Agreement not less than $2,500,000.

8.7      Contribution to the Capital of Integra.

         Integra shall have received in immediately available funds the proceeds of a contribution by Holding to the capital of Integra in a amount not less than $5,750,000 (the "Amendment Effective Date Capital Contribution").

8.8      Integra Acquisition.

         The transactions contemplated to occur on the Amendment Effective Date pursuant to the Integra Acquisition Documents shall have been consummated in accordance with the terms of the Integra Acquisition Documents, the requirements of all applicable laws and as contemplated hereby.

8.9      Integra Acquisition Documents.

         On the Amendment Effective Date: (a) Agent shall have received executed or conformed copies of all material Integra Acquisition Documents and any amendments thereto, all of which shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof, except with the prior written consent of Agent; (b) none of the parties to any of the Integra Acquisition Documents shall have failed to perform any material obligation or covenant required thereby to be performed or complied with on or before the Amendment Effective Date.

          SECTION 9. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

9.1      Events of Default.

         The occurrence of one or more of the following events shall constitute an "Event of Default":

                  (a) Payment of Obligations. Any Borrower shall fail to make any payment of principal on any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) or shall fail to pay any of the other Obligations within five (5) days of the due date thereof.

                  (b) Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to this Agreement or the other Loan Documents; provided, that, notwithstanding the foregoing, the failure of any Account reflected in the most recent borrowing base certificate submitted to Agent pursuant to subsection 7.1(d) hereof to satisfy one or more of the criteria set forth in subsection 6.1(h) hereof (other than such criteria set forth in clauses (ii) and (iv) thereof) shall not constitute an Event of Default if (A) the original face amount of such Account is less than $75,000 and (B) the aggregate original face amount of all such Accounts which fail to satisfy one or more of such criteria, does not exceed at any time $250,000.

                  (c) Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 7.1(a), 7.1(b), 7.1(c), 7.1(d), 7.1(h), 7.2 or 7.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

                  (d) Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 9.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 30 days after the sooner to occur of any Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

                  (e) Default Under Security Documents, Other Agreements or Purchase Document. Any event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, the Other Agreements or the Purchase Documents and such default shall continue beyond any applicable grace period.

                  (f) Other Defaults. There shall occur any default or event of default on the part of any Borrower under any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its Property is bound, creating or relating to any Indebtedness in a principal amount in excess of $250,000 (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

                  (g) Insolvency and Related Proceedings. Any Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower or any Guarantor under the federal bankruptcy laws (if against a Borrower or any Guarantor, the continuation of such proceeding for more than 60 days), or any Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                  (h) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any Guarantor for a period which significantly affects such Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or any Borrower, any Subsidiary of any Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by any Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Any Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  (i) Change of Ownership. There shall occur a Change of Ownership.

                  (j) ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and such events singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (k) Challenge to Agreement. Any Borrower, any Subsidiary of any Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent for the benefit of itself and Lenders.

                  (l) Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

                  (m) Criminal Forfeiture. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any Property of any Borrower, any Subsidiary of any Borrower or any Guarantor.

                  (n) Judgments. Any money judgment, writ of attachment or similar process is filed against any Borrower, any Subsidiary of any Borrower or any Guarantor, or any of their respective Property in an amount of $250,000 or more, individually or in the aggregate, in each case, in excess of any applicable insurance with respect to which the insurer has admitted liability and which judgment, attachment or process is not stayed, released or discharged within thirty (30) days.

9.2      Acceleration of the Obligations.

         Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence and during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of Agent or at the request of Majority Lenders, and without presentment, demand, protest or further notice by Agent or any Lender, become at once due and payable and Borrowers shall forthwith pay to Agent for the ratable benefit of Lenders the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 9.1(g) hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent.

9.3      Other Remedies.

         Upon and after the occurrence of an Event of Default, Agent shall have and may exercise from time to time the following rights and remedies:

                  (a) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent or any Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  (b) The right to take immediate possession of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower, such Borrower agrees not to charge Agent for storage thereof).

                  (c) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each Borrower agrees that 10 days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing

2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Lenders therefor.

                  (d) Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

                  (e) Agent may, at its option, require Borrowers to deposit with Agent funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Revolving Credit Portions. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

9.4      Remedies Cumulative; No Waiver.

         All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or contained in any other agreement between Agent and/or Lender and any Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Agent or any Lender to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent or any Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrowers.

                            SECTION 10. THE AGENT

10.1     Authorization and Action.

         Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified therefor to its satisfaction (which may, at Agent's option, include indemnification by each Lender other than Fleet for its pro rata share of all such liabilities). If Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

10.2     Agent's Reliance; No Liability

         Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing,
Agent: (i) may treat the payee of any Term Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or

Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders pursuant to Section 10.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to
Section 3 hereof; and (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

10.3     Fleet and Affiliates.

         With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, any Borrower, and any Person who may do business with or own Securities of any Borrower all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

10.4     Lender Credit Decision.

         Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in subsection 6.1(j) hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding any Borrower.

10.5     Indemnification.

         Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided, that no

Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 10.5 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including any Borrower, any creditor of any Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

10.6     Agency Provisions Relating to Collateral.

         Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral
(i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrowing Agent certifies to Agent that the sale or disposition is made in compliance with subsection 3.3(a) and subsection 7.2(h) hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which no Borrower owns any interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section
10.6 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

10.7     Agent's Right to Purchase Commitments.

         Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

10.8     Right of Sale, Assignment, Participations.

         Borrowers hereby consent to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

                  10.8.1 Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $5,000,000 or, if less, such Lender's entire interest in the Loans and Loan Commitments (ii) each such sale or assignment shall be made on terms and conditions which are customary in the banking industry at the time of the transaction, (iii) Agent and Borrower must consent, such consent not to be unreasonably withheld, to each such assignment to a party which is not an original signatory to this Agreement, (iv) the assigning Lender shall pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such sale or assignment. After such sale or assignment has been consummated (x) the assignee lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Loan Commitments assumed by such other Lender.

                  10.8.2 Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participating Lender"), provided, that (i) no Participating Lender shall thereby acquire any direct rights under this Agreement, (ii) no Participating Lender shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (A) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (B) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, however, that the rights described in this subclause
         (B) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iii) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (iv) the originating Lender shall remain solely responsible for the performance of such obligations, (v) Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vi) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Borrowers (so long as no Event of Default shall have occurred and be continuing) and Agent, which consents shall not unreasonably be withheld and (vii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

                  10.8.3 Certain Agreements of Borrowers. Borrowers agree that
         (i) they will use their best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents; and
         (ii) such Lender may disclose credit information regarding any Borrower to any potential participant or assignee.

                  10.8.4 Non U.S. Resident Transferees. If, pursuant to this
         Section 10.8, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and Borrowers) that under applicable law and treaties no Taxes will be required to be withheld by Agent, any Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrowers either United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

10.9     Amendment.

         No amendment or waiver of any provision of this Agreement or any Term Note or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and

Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall be effective, unless it is
(i) in writing and signed by each Lender, if the effect thereof is to do any of the following: (1) increase or decrease the aggregate Loan Commitments, or any Lender's Revolving Loan Commitment or Term Loan Commitment, (2) reduce the principal of, or interest on, the Term Notes or other amount payable hereunder other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, (3) decrease any interest rate payable hereunder,
(4) postpone any date fixed for any payment of principal of, or interest on, the Term Notes or other amounts payable hereunder, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally,
(5) reduce the aggregate unpaid principal amount of any Term Note, or the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (6) release or discharge any Person liable for the performance of any obligations of any Borrower hereunder or under any of the Loan Documents, (7) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (8) amend this Section 10.9 or (9) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 10.6 hereof; or (ii) in writing and signed by Lenders holding the Aggregate Percentages, Revolving Loan Percentages and/or Term Loan Percentages specified therein with respect to any provision of this Agreement that requires the agreement, consent or approval of Lenders holding such Percentages in a different amount than Majority Lenders; or (iii) in writing and signed by Agent in addition to the Majority Lenders required above to take such action, if the amendment, waiver or consent in question affects the rights or duties of Agent under this Agreement, any Term Note or any Loan Document.

10.10    Resignation of Agent; Appointment of Successor.

         The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to Lenders and Borrowers. If the Agent shall resign under this Agreement, then, subject to the consent of the Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which an Event of Default exists) either (i) the Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty
(30) day period following the Agent's notice to Lenders and the Borrowers of its resignation, then the Agent shall appoint a successor agent who shall serve as Agent until such time as the Majority Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

                            SECTION 11. MISCELLANEOUS

11.1     Power of Attorney.

         Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to such or any other Borrower and in such Borrower's or Agent's name, but at the cost and expense of Borrowers:

                  (a) At such time or times as a Default or an Event of Default shall exist, as Agent or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  (b) At such time or times as an Event of Default shall exist, as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of its Accounts; (ii) settle, adjust, compromise, discharge or release any of its Accounts or other Collateral or any legal proceedings brought to collect any of its Accounts or other Collateral; (iii) sell or assign any of its Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable;
(iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's stationery and sign the name of such Borrower to verifications of its Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to its Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement.

         The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

11.2     Indemnity.

         Borrowers hereby jointly and severally agree to indemnify and hold Agent and each Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Agent or such Lender (including reasonable attorneys fees and legal expenses) as the result of any Borrower's failure to observe, perform or discharge any Borrower's duties hereunder. In addition, Borrowers, jointly and severally, shall defend each Lender against and save it harmless from all claims of any Person with respect to the Collateral; provided that Borrowers shall have no obligation to Agent or any Lender pursuant to this Section 11.2 with respect to any liabilities, losses, damages, suits, actions or proceedings arising from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction in a final judgment no longer subject to appeal. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agent or any Lender by any Person under any Environmental Laws or similar laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the Obligations of Borrowers under this Section 11.2 shall survive the payment in full of the other Obligations and the termination of this Agreement.

11.3     No Sale of Interest by Borrowers.

         No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

11.4     Severability.

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.5     Successors and Assigns.

         This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender.

11.6     Cumulative Effect; Conflict of Terms.

         The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.7     Execution in Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

11.8     Notice.

         Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Days after deposit in the mail, postage prepaid, or one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

        If to Agent:                  FLEET CAPITAL CORPORATION
                                      20800 Swenson Drive
                                      Suite 350
                                      Waukesha, Wisconsin  53186
                                      Attention: Loan
                                      Administration Manager
                                      Facsimile No.: (414) 798-4882

        With a copy to:               KATTEN MUCHIN & ZAVIS
                                      525 West Monroe Street
                                      Suite 1600
                                      Chicago, Illinois  60661
                                      Attention: Denise Burn, Esq.
                                      Facsimile No.: (312) 577-8914

        If to Borrowing Agent or      INTEGRA NEUROCARE LLC
        any Borrower:                 c/o Integra LifeSciences Corporation
                                      105 Morgan Lane
                                      Plainsboro, NJ 08536
                                      Attention: John B. Henneman
                                      Facsimile No.: (609) 275-1082

        With a copy to:               GOODSMITH, GREGG & UNRUH
                                      300 South Wacker Drive
                                      Suite 300
                                      Chicago, Illinois 60606
                                      Attn: David Gregg, Esq.
                                      Facsimile No.: (312) 322-0056

         or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Agent pursuant to subsections 3.1(a), 3.1(e) or 4.2(b) hereof shall not be effective until received by Agent.

11.9     Agent's and Lender's Consent.

         Whenever Agent's or any Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent or such Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

11.10    Credit Inquiries.

         Each Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning any Borrower or any of their respective Subsidiaries.

11.11    Time of Essence.

         Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

11.12    Entire Agreement.

         This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

11.13    Interpretation.

         No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

11.14    Confidentiality.

         Each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 11.14.

11.15    GOVERNING LAW; CONSENT TO FORUM.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER OR BORROWERS AND AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND SUCH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ANY BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

11.16    WAIVERS BY BORROWERS.

         EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH ANY BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.17    Appointment and Authorization of Borrowing Agent.

                  (a) Each Borrower hereby designates and appoints Integra as its agent to act as specified in this Agreement and each of the other Loan Documents and Integra hereby acknowledges such designation and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs Borrowing Agent to take such action on its behalf under the respective provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Borrowing Agent by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

                           (i) to submit on behalf of each Borrower notices of
borrowing (and notices of conversion/continuation) to the Agent in accordance with the provisions of Section 2.3 and subsection 3.1(a), respectively, each such notice to be submitted by Borrowing Agent to the Agent as soon as practicable after its receipt of a request to do so from a Borrower; and

                           (ii) to receive on behalf of each Borrower the
proceeds of the Loans in accordance with the provisions of this Agreement, such proceeds to be disbursed to the applicable Borrower by Borrowing Agent as soon as practicable after its receipt thereof; and

                           (iii) to submit on behalf of each Borrower requests
for the issuance of Letters of Credit and LC Guaranties in accordance with the provisions of subsection 3.1(e), each such request for the issuance of a Letter of Credit or LC Guaranty to be submitted by Borrowing Agent as soon as practicable after its receipt of a request to do so from any Borrower.

         The Borrowing Agent is further authorized to take all such actions on behalf of each Borrower necessary to exercise the specific powers granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the Related Documents, and deliver such documents as delegated to or required of the Borrowing Agent by the terms hereof or thereof.

                  (b) The Borrowing Agent may perform any of its duties hereunder or under any of the Related Documents by or through its agents or employees.

                  (c) The administration by Agent and Lenders of the respective credit facilities under this Agreement as a co-borrowing facility with a borrowing agent in the manner set forth herein is solely as an accommodation to Borrowers and at their request and neither Agent nor any of the Lenders shall incur any liability to Borrowing Agent or any of the Borrowers as a result thereof.

11.18    Illinois Collateral Protection Act.

         Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage that Agent purchases may not pay any claim that Borrowers may make or any claim that is made against Borrowers in connection with the Collateral. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrowers will be jointly and severally responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Loans. The costs of the insurance may be more than the cost of insurance Borrowers may be able to obtain on their own.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning of this Agreement.

                              INTEGRA NEUROCARE LLC

                              By: NEUROCARE HOLDING CORPORATION,
                                     its sole Member

                              By: /s/ John B. Henneman, III
                                  ------------------------------------------
                                      John B. Henneman, III, President


                              REDMOND NEUROCARE LLC

                              By: INTEGRA NEUROCARE LLC, its
                                     sole Member

                              By: NEUROCARE HOLDING CORPORATION,
                                     its sole Member


                              By: /s/ John B. Henneman, III
                                  ------------------------------------------
                                      John B. Henneman, III, President


                              HEYER-SCHULTE NEUROCARE, INC.


                              By: /s/ John B. Henneman, III
                                  ------------------------------------------
                                      John B. Henneman, III, President

                              CAMINO NEUROCARE, INC.


                              By: /s/ John B. Henneman, III
                                  ------------------------------------------
                                      John B. Henneman, III, President

                              FLEET CAPITAL CORPORATION, in its
                              capacity as Agent


                              By: /s/ Robert Lund
                                  --------------------------------------
                                      Robert Lund, Vice President


                              FLEET CAPITAL CORPORATION,
                              individually as a Lender



                              By: /s/ Robert Lund
                                  --------------------------------------
                                      Robert Lund, Vice President

                              Term Loan Commitment: $11,000,000.00

                              Revolving Loan Commitment: $4,000,000.00

         Each of the undersigned are executing the foregoing Loan and Security Agreement solely for purposes of Section 1A.1 hereof.

                              HEYER-SCHULTE NEUROCARE, L.P.

                              By: SABA MEDICAL MANAGEMENT CO.,
                                  INC., its General Partner


                              By: /s/ Gerald W. Klopp
                                  --------------------------------------
                                      Gerald W. Klopp, Secretary



                              NEURO NAVIGATIONAL, L.L.C.

                              By: HEYER-SCHULTE NEUROCARE, L.P.,
                                  its Managing Member

                              By: SABA MEDICAL MANAGEMENT
                                  CO, INC., its General Partner


                              By: /s/ Gerald W. Klopp
                                  --------------------------------------
                                      Gerald W. Klopp, Secretary

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Amended and Restated Loan and Security Agreement dated as of March 29, 1999, among FLEET CAPITAL CORPORATION, individually as a Lender and in its capacity as Agent, the other Lenders from time to time thereunder, CAMINO NEUROCARE, INC., HEYER-SCHULTE NEUROCARE, INC., INTEGRA NEUROCARE LLC and REDMOND NEUROCARE LLC, as Borrowers, and Integra Neurocare LLC, as Borrowing Agent, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Account Debtor - any Person who is or may become obligated under or on account of an Account of any Borrower.

         Accounts - with respect to each Borrower, all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by such Borrower or in which such Borrower now has or hereafter acquires any interest.

         Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Voting Equity Interests of a Person; or (iii) 10% or more of the Voting Equity Interests of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         Aggregate Percentage - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Loan Commitment divided by (ii) the aggregate of all Loan Commitments.

         Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

         Amendment Effective Date - March 29, 1999.

         Amendment Effective Date Capital Contribution - as defined in Section
8.7 of the Agreement.

         Applicable Margin - the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the LIBOR Revolving Credit Portion, the Base Rate Term Portion and the LIBOR Term Portion:

         Revolver Base      Revolver           Term Loan Base       Term Loan
         Rate Margin        LIBOR Margin       Rate Margin          LIBOR Margin

         1.00%              2.50%              1.50%                3.00%

         Availability - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent may have paid for the account of any Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers), the LC Amount and the amount of any reserves is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero ($-0-).

         Bank - Fleet National Bank.

         Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

         Base Rate Portion - a Base Rate Term Portion or a Base Rate Revolving Credit Portion.

         Base Rate Revolving Credit Portion - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

         Base Rate Term Portion - that portion of the Term Loans that is not subject to a LIBOR Option.

         Beverly Patent Purchase - the purchase by Neurocare L.P. of the French patent and associated rights (Registration # 42-14413) from Serge Glories and Jean-Baptiste Drevet pursuant to that certain Patent Assignment Agreement dated March 19, 1997.

         Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                  (i)     $4,000,000; or

                  (ii)    an amount equal to:

                           10.8.1 85% of the net amount of Borrowers' Eligible
Accounts outstanding at such date; provided, that the portion of the Borrowing Base attributable at any time to Eligible Accounts which arise from a sale to an Account Debtor outside the United States which are not supported by (x) a letter of credit or acceptance in form and substance, and issued by a financial institution, in each case satisfactory to Agent in the exercise of its reasonable business judgment, or (y) a guaranty in form and substance, and issued by a United States corporation or other business entity, in each case satisfactory to Agent in the exercise of its reasonable business judgment, shall not exceed $1,250,000;

                           PLUS

                           10.8.1 the lesser of (x) $2,000,000 and (y) 50% of
the value of Borrowers' Eligible Inventory at such date, calculated on the basis of the lower of cost or market with the cost calculated on a first-in, first-out basis, provided that, notwithstanding the foregoing, the portion of the Borrowing Base attributable at any time to Eligible Inventory consisting of packaging materials shall not exceed $100,000.

         For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. In the event of any material decrease in the value of any of the assets specified in any Borrowing Base, Agent may, as applicable, and after reasonable notice to and consultation with, the applicable Borrower, decrease from time to time the percentage advance rates related to such assets included in the calculating of such Borrowing Base.

         Business Day - (i) when used with respect to the LIBOR Option, shall mean a day on which dealings may be effected in deposits of United States Dollars in the London interbank foreign currency deposits market and on which Agent is conducting and other banks may conduct business in London, England, in the State of Wisconsin or the State of Illinois and (ii) when used with respect to any other provision of the Agreement, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Wisconsin or the State of Illinois or is a day on which banking institutions located in either of such states are closed.

         Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Change of Ownership - the occurrence or existence of any of the following events or conditions:

                  (a) Integra shall cease for any reason to be the record and beneficial owner of (i) 100% of the issued and outstanding capital stock of each of Neurocare Inc. and Camino and (ii) 100% of the outstanding units of membership interest of Redmond; or

                  (b) Holding shall cease for any reason to be the record and beneficial owner of 100% of the outstanding units of membership interest of Integra; or

                  (c) Integra LifeSciences shall cease for any reason to be the record and beneficial owner of 100% of the issued and outstanding capital stock of Holding.

         Closing Date - January 9, 1998.

         Code - the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect.

         Collateral - all of the Property and interests in Property described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         Consolidated Entity - Holding and its consolidated Subsidiaries.

         Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - as defined in subsection 2.1(b) of the Agreement.

         Distribution - in respect of any corporation, partnership, limited liability company or other business entity means and includes: (i) the payment of any dividends or other distributions on capital stock or equivalent ownership interests of such Person (except distributions in such capital stock or equivalent ownership interests) and (ii) the redemption or acquisition of Securities or equivalent ownership interests of such Person unless made contemporaneously from the net proceeds of the sale of other Securities or equivalent ownership interests, as the case may be.

         Distribution Agreement - that certain Distribution Agreement of even date herewith between Integra LifeSciences I, Ltd., a Delaware corporation and Integra, a true, complete and correct copy of which is attached hereto as Exhibit D, without giving effect to any amendments, restatements or other modifications thereof, or supplements thereto, except for any of the foregoing previously consented to in writing by Agent.

         Dominion Account - a special account or accounts of Agent established by Borrowers pursuant to the Agreement at banks selected by Borrowers, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

         Eligible Account - an Account of a Borrower arising in the ordinary course of such Borrower's business from the sale of goods or rendition of services if:

                  (i) it does not arise out of a sale made by such Borrower to a Subsidiary or an Affiliate of such or any Borrower or to a Person controlled by an Affiliate of any Borrower;

                  (ii) it does not remain unpaid more than 90 days after the original invoice date;

                  (iii) no more than 25% of the Accounts from the Account Debtor fail to constitute Eligible Accounts hereunder;

                  (iv) the total unpaid Accounts of the Account Debtor do not exceed 20% of the net amount of all Eligible Accounts, but only such excess shall not be Eligible Accounts;

                  (v) no covenant, representation or warranty contained in the Agreement with respect to such Account has been breached;

                  (vi) the Account Debtor is not also such Borrower's creditor or supplier, or the Account Debtor has not disputed liability with respect to such Account, and the Account Debtor has not made any claim with respect to any other Account due from such Account Debtor, or the Account otherwise is not and may not otherwise become subject to any right of set-off by the Account Debtor, provided that any such Account shall be eligible to the extent that the amount thereof exceeds such contract, dispute, claim, set-off or similar right;

                  (vii) the Account Debtor has not commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended and has not made an assignment for the benefit of creditors, nor has a decree or order for relief been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, nor has any other petition or other application for relief under the federal bankruptcy laws been filed against the Account Debtor, nor has the Account Debtor failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

                  (viii) it does not arise from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

                  (ix) the Account Debtor is not the United States of America or any department, agency or instrumentality thereof, unless the such Borrower assigns its right to payment of such Account to Agent for the benefit of Agent and Lenders, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq., as amended);

                  (x) it is at all times subject to Agent's duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien;

                  (xi) the goods giving rise to such Account have been delivered to and accepted by the Account Debtor or the services giving rise to such Account have been performed by such Borrower and accepted by the Account Debtor and the Account otherwise represents a final sale;

                  (xii) the Account is not evidenced by chattel paper or an instrument of any kind, and has not been reduced to judgment; and

                  (xiii) such Borrower has not made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account.

         Eligible Inventory - Inventory of Borrowers (other than packaging materials, supplies, displays and parts) if:

                  (i) it is raw materials or finished goods;

                  (ii) it is in good, unused and saleable condition;

                  (iii) it is not slow-moving, obsolete or unmerchantable;

                  (iv) it meets all standards imposed by any governmental agency or authority;

                  (v) it conforms in all respects to the warranties and representations set forth in the Agreement;

                  (vi) it is at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

                  (vii) it is situated at a location in compliance with the Agreement or is in transit;

         provided, that, notwithstanding the foregoing and subject to the limitation set forth in the proviso to paragraph 2 of clause (ii) of the definition of the term Borrowing Base set forth herein, packaging materials which satisfy each of the requirements contained in clauses (v), (vi) and (vii) above shall be deemed Eligible Inventory for purposes of calculating the Borrowing Base.

         Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

         Equipment - with respect to each Borrower, all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in such Borrower's operations or owned by such Borrower or in which such Borrower has an interest, whether now owned or hereafter acquired by such Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         Equity Contribution Proceeds means proceeds of contributions to the capital of Integra by Holding received by Integra in cash, other than the Amendment Effective Date Capital Contribution.

         Equity Contribution Proceeds Allocation Certificate means a Certificate executed by the chief financial officer of the Borrowing Agent and delivered to the Agent in connection with any Capital Expenditure made with Equity Contribution Proceeds, certifying (a) the aggregate amount of Unallocated Equity Contribution Proceeds as of the date of such Capital Expenditure, without giving effect thereto, (b) the amount and a brief description thereof and (c) the aggregate amount of Unallocated Equity Contribution Proceeds after giving effect thereto.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         Event of Default - as defined in Section 9.1 of the Agreement.

         Excess Cash Flow - with respect to any fiscal period of the Consolidated Entity, 50% of the following amount: net income of the Consolidated Entity plus, to the extent deducted in determining such net income, the sum of
(a) depreciation and amortization, (b) non-cash interest expense and (c) non-cash income taxes, and minus the sum of (x) regularly scheduled payments of principal on Indebtedness for Borrowed Money and (y) Capital Expenditures which are not financed, in each case determined without duplication in accordance with GAAP for such fiscal period.

         Fee Letter - that certain fee letter agreement of even date herewith among Fleet, Agent and Borrowers.

         GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

         General Intangibles - with respect to each Borrower, all personal property of such Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by such Borrower.

         Guarantors - Holding and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

         Guaranty Agreements - the Continuing Guaranty Agreements which are to be executed by each Guarantor in form and substance satisfactory to Agent.

         Holding - Neurocare Holding Corporation, a Delaware corporation.

         Indebtedness - as applied to a Person means, without duplication:

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                  (ii) all obligations of other Persons which such Person has guaranteed,

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iv) in the case of each Borrower, the Obligations.

         Integra Acquisition Documents - the Integra Asset Purchase Agreement and all agreements, documents and instruments executed and delivered by any Person pursuant thereto or in connection therewith, without giving effect to any amendments, restatements or other modifications thereof, or supplements thereto, except for any of the foregoing previously consented to in writing by Agent.

         Integra Asset Purchase Agreement - that certain Asset Purchase Agreement of even date herewith among the Assigning Sellers, Integra and Redmond.

         Integra Constituent Documents - The Integra Limited Liability Company Agreement and the Certificate of Formation of Integra.

         Integra Limited Liability Company Agreement - the Limited Liability Company Agreement of Integra NeuroCare LLC dated as of March 29, 1999.

         Integra LifeSciences - Integra LifeSciences Corporation, a Delaware corporation.

         Inventory - with respect to each Borrower, all of such Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by such Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Borrower's business; and all documents evidencing General Intangibles of such Borrower relating to any of the foregoing, whether now owned or hereafter acquired by such Borrower.

         Investment Property - with respect to each Borrower, all of such Borrower's investment property, whether now owned or hereafter acquired, including, but not limited to, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and commodity contracts.

         LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

         LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by any Borrower of its reimbursement obligation under any letter of credit.

         Legal Requirement - any requirement imposed upon Lender by any law of the United States of America or by any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of the Federal Reserve Board, or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

         Letter of Credit - any letter of credit issued by Agent or any of Agent's Affiliates for the account of any Borrower.

         LIBOR Interest Payment Date - with respect to any LIBOR Portion, the last day of each calendar month during the applicable LIBOR Period.

         LIBOR Option - the option granted pursuant to Section 2.3 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans or the Term Loans based on a LIBOR Rate.

         LIBOR Period - any period of one month, two months, three months or six months, commencing on a Business Day, selected as provided in subsection 2.3(i); provided, however that no LIBOR Period shall extend beyond the last day of the Term unless Borrowers and Lender have agreed to an extension of the Term beyond the expiration of the LIBOR Period in question and that, with respect to any LIBOR Term Portion, no applicable LIBOR Period shall extend beyond the scheduled installment payment date for such LIBOR Term Portion. If any LIBOR Period so selected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Agent in accordance with the then current banking practice in London; provided, that Borrowers shall not be required to pay double interest, even though the preceding LIBOR Period ends and the new LIBOR Period begins on the same day. Each determination by Agent of the LIBOR Period shall, in the absence of manifest error, be conclusive.

         LIBOR Portion - a LIBOR Revolving Credit Portion or a LIBOR Term
Portion.

         LIBOR Rate - with respect to any LIBOR Portion for the related LIBOR Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the product of (i) the Base LIBOR Rate (as hereinafter defined) multiplied by (ii) Statutory Reserves. For purposes of this definition, the term "Base LIBOR Rate" shall mean the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars approximately equal in principal amount to the LIBOR Portion specified in the applicable LIBOR Request are offered to Agent by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. Each determination by Agent of any LIBOR Rate shall, in the absence of manifest error, be conclusive.

         LIBOR Request - a notice in writing (or by telephone confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrowing Agent to Agent requesting that interest on a Revolving Credit Loan or a portion of the Term Loans be based on the LIBOR Rate, specifying: (i) the first day of the LIBOR Period; (ii) the length of the LIBOR Period consistent with the definition of that term; and (iii) the dollar amount of the LIBOR Revolving Credit Portion or the LIBOR Term Portion consistent with the definition of such terms.

         LIBOR Revolving Credit Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrowers concurrently with such LIBOR Request) which is not less than $500,000 and is an integral multiple of $100,000, which does not exceed the outstanding balance of Revolving Credit Loans not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Revolving Credit Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.3 of the Agreement and the LIBOR Period of which was commenced and not terminated.

         LIBOR Term Portion - that portion of the Term Loans specified in a LIBOR Request which is not less than $500,000 and is an integral multiple of $100,000, which does not exceed the outstanding balance of the Term Loans not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Term Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.3 of the Agreement and the LIBOR Period of which was commenced and not terminated.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan Account - the loan account established on the books of Agent pursuant to Section 3.7 of the Agreement.

         Loan Commitment - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment plus such Lender's Term Loan Commitment.

         Loan Documents - the Agreement, the Other Agreements and the Security Documents.

         Loans - all loans and advances of any kind made by any Lender pursuant to the Agreement.

         Management Services Agreement - that certain Management Services Agreement of even date herewith between Integra and Integra LifeSciences I, Ltd., a Delaware corporation, a true, complete and correct copy of which is attached hereto as Exhibit E, without giving effect to any amendments, restatements or modifications thereof or supplements thereto, except for any of the foregoing previously consented to in writing by Agent.

         Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of any Borrower or any Subsidiary of any Borrower, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of any Borrower or any Subsidiary of any Borrower to perform its obligations hereunder or under any Loan Document.

         Majority Lenders - as of any date, Lenders holding 66-2/3% or more of the Aggregate Percentages of all Lenders as of such date.

         Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to any Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by any Borrower.

         Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

         Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any Borrower to any Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

         Off-Site Inventory - as defined in subsection 6.1(f) of the Agreement.

         Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other third party and delivered to Agent in respect of the transactions contemplated by the Agreement.

         Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus LC Amount plus reserves, if any, exceeds the Borrowing Base.

         Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

         Permitted Liens - any Lien of a kind specified in subsection 7.2(e) of the Agreement.

         Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of all Borrowers at the time outstanding, does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         Plan - an employee benefit plan now or hereafter maintained for employees of any Borrower that is covered by Title IV of ERISA.

         Projections - the Consolidated Entity's forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements and (iii) cash flow statements, all prepared on a consistent basis with the Consolidated Entity's historical financial statements, together with such descriptions of underlying assumptions and other supporting details in each case as shall be reasonably requested by Agent.

         Property - with respect to each Borrower, any interest in any kind of property or asset of such Borrower, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets (and insurance for same) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Redmond Constituent Documents - The Redmond Limited Liability Company Agreement and the Certificate of Formation of Redmond.

         Redmond Limited Liability Company Agreement - the Limited Liability Company Agreement of Redmond Neurocare LLC dated as of ___, 1999.

         "Redmond Notes" means the Subordinated Promissory Notes, dated January 2, 1997, from Heyer-Schulte Neurocare, L.P. to Redmond Neurotechnologies Corporation in the face amount of $600,000 and $450,000, respectively.

         Rentals - as defined in subsection 7.2(l) of the Agreement.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

         Reserves - as defined in subsection 1.1(a) of the Agreement.

         Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property, except the following:

                  (i) investments, to the extent existing on the Effective Date, in one or more Subsidiaries of any Borrower by such Borrower;

                  (ii) Property to be used in the ordinary course of business of any Borrower or any Subsidiary of any Borrower;

                  (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of any Borrower or any Subsidiary of any Borrower;

                  (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

                  (vii) investments in any wholly-owned Subsidiary of a Borrower in addition to any such Subsidiaries in existence on the Amendment Effective Date, so long as in each case, (A) concurrently therewith, such Subsidiary is joined as a party to the Agreement and all other applicable Loan Documents and shall have taken such further actions and executed such additional documents and instruments as Agent may reasonably determine to be necessary or desirable to further carry out and consummate the provisions contemplated by the Loan Documents with respect to such Subsidiary, including, without limitation, the granting to Agent for the benefit of Agent and Lenders of an enforceable, first, prior (subject to Permitted Liens) and perfected Lien on substantially all properties and assets of such Subsidiary and (B) the Agent shall have been granted for the benefit of the Agent and Lenders an enforceable, first, prior (subject to Permitted Liens) and perfected Lien on all equity and other interests of any kind of therein and shall have received duly executed copies of all instruments and documents as Agent may reasonably deem necessary or desirable in connection therewith, including, without limitation, UCC financing statements.

         Revolving Credit Loan - a Loan made by Lenders as provided in Section
1.1 of the Agreement.

         Revolving Loan Commitment - with respect to each Lender, the amount of such Lender's Commitment pursuant to subsection 1.1(a) of the Agreement, as set forth next to such Lender's name on the signature page thereof.

         Revolving Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Security Documents - the Guaranty Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Solvent - as to any Person, such Person (i) owns Property whose fair saleable value on a going concern basis is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Statutory Reserves - a fraction (expressed as a decimal) the numerator of which is the number one, and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which Bank or any Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to Bank or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         Subsidiary - of any Person, any corporation, partnership, limited liability company or other business entity of which such Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Equity Interests at the time of determination.

         Tax - in relation to any LIBOR Portion and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required by any Legal Requirement (i) to be paid by Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by any Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of any Lender.

         Tax Sharing Agreement - that certain Tax Sharing Agreement, effective as of the first day of the consolidated return year beginning January 1, 1999, among Borrowers, Holding, Integra LifeSciences and certain of their affiliates, a true, complete and correct copy of which is attached hereto as Exhibit F, without giving effect to any amendments, restatements or other modifications thereof, or supplements thereto, except for any of the foregoing previously consented to in writing by Agent.

         Term - as defined in Section 4.1 of the Agreement.

         Term Loans - the Loans described in Section 1.2 of the Agreement.

         Term Notes - the Substituted and Amended Secured Promissory Note to be executed by Borrowers on or about the Amendment Effective Date in favor Agent, substantially in the form of Exhibit A to the Agreement.

         Term Loan Commitment - with respect to any Lender, the amount of such Lender's Commitment to lend pursuant to Section 1.2 of the Agreement, as set forth next to such Lender's name on the signature pages hereof.

         Term Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Term Loan Commitment divided by the aggregate of all Term Loan Commitments.

         Total Credit Facility - $15,000,000 minus all repayments of principal made after the Amendment Effective Date with respect to the Term Loans.

         Unallocated Equity Contribution Proceeds means, at any time, the excess, if any, at such time of (a) the aggregate amount of Equity Contribution Proceeds received by Borrowers after the Amendment Effect Date over (b) the aggregate amount thereof previously allocated to a Capital Expenditure.

         Voting Equity Interests - of any corporation, partnership, limited liability company or other business entity, as the case may be, Securities (or equivalent ownership or controlling interests) of any class or classes of such entity entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers (or Persons performing similar functions) thereof.

         Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

         Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                              EXHIBITS
                                              --------

         EXHIBIT A                  Substituted and Amended Term Note
         EXHIBIT B                  Compliance Certificate
         EXHIBIT C                  Financial Covenants
         EXHIBIT D                  Distribution Agreement
         EXHIBIT E                  Management Services Agreement
         EXHIBIT F                  Tax Sharing Agreement




                                              SCHEDULES
                                              ---------

         SCHEDULE 6.1(a)            Organization and Qualification
         SCHEDULE 6.1(d)            Capital Structure
         SCHEDULE 6.1(e)            Corporate Names
         SCHEDULE 6.1(f)            Business Locations; Agent for Process
         SCHEDULE 6.1(k)            Full Disclosure
         SCHEDULE 6.1(n)            Tax Identification Numbers of Borrowers
         SCHEDULE 6.1(o)            Brokers
         SCHEDULE 6.1(p)            Patents, Trademarks, Copyrights and Licenses
         SCHEDULE 6.1(s)            Contracts Restricting Borrower's Right to
                                    Incur Debts
         SCHEDULE 6.1(t)            Litigation
         SCHEDULE 6.1(v)            Leases
         SCHEDULE 6.1(w)            Pension Plans
         SCHEDULE 6.1(y)            Labor Relations
         SCHEDULE 7.2(e)            Permitted Liens